Exhibit 99.1

Capital One Auto Finance Trust 2003-A

Automobile Receivable - Backed Notes

Class A-1 1.25% Asset-Backed Notes
Class A-2 1.40% Asset-Backed Notes
Class A-3-A 1.83% Asset-Backed Notes
Class A-3-B LIBOR + 0.16% Asset Backed Notes
Class A-4 -A 2.47% Asset-Backed Notes
Class A-4-B LIBOR + 0.28% Asset Backed Notes
Class B 0 % Asset-Backed Notes

Preliminary Servicer’s Certificate

Monthly Period Beginning:	12/1/2003	Purchases	Units	Cut-off Date	Closing Date	Original Pool Balance
Monthly Period Ending:	12/31/2003	Initial Purchase	56,734	05/28/2003	06/03/2003	$967,779,094
Prev. Distribution/Close Date:	12/15/2003	Sub. Purchase #1	11,239	08/07/2003		$241,963,655
Distribution Date:	01/15/2004	Sub. Purchase #2	0			$0
Days of Interest for Period:	31	Sub. Purchase #3	0			$0
Days in Collection Period:	31	Total	67,973			$1,209,742,750
Months Seasoned:	7

I.	MONTHLY PERIOD RECEIVABLES PRINCIPAL BALANCE CALCULATION:
{1}	Beginning of Period Aggregate Principal Balance		{1}		1,038,611,237.51
{2}	Purchase of Subsequent Receivables		{2}		0.00
	Monthly Principal Amounts
	{3}	Regular Principal Received	{3}	15,774,257.90
	{4}	Prepaid Principal Received	{4}	12,672,280.58
	{5}	Defaulted Receivables Deposit Amount	{5}	4,277,010.83
	{6}	Principal Portion of Repurchased Receivables	{6}	0.00
	{7}	Cram Down Losses and Other Non-Cash Adjustments	{7}	50,013.24

	{8}	Total Monthly Principal Amounts	{8}		32,773,562.55
{9}	End of Period Aggregate Receivables Balance		{9}		1,005,837,674.96
{10}	Pool Factor ( {9} / Original Pool Balance)		{10}		0.8314

II.	MONTHLY PERIOD NOTE BALANCE CALCULATION:

Class A-1

Class A-2

					Class A-3-A	Class A-3-B	Class A-4-A	Class A-4-B	Class B	Total
{11}	Original Note Balance	{11}	$234,000,000	$282,000,000	$190,000,000	$150,000,000	$150,000,000	$119,000,000	$84,677,419	$1,209,677,419
{12}	Beginning of Period Note Balance	{12}	$43,750,114	$282,000,000	$190,000,000	$150,000,000	$150,000,000	$119,000,000	$62,341,973	$997,092,087
{13}	Noteholders’ Principal Distributable Amount	{13}	29,496,206.30	0.00	0.00	0.00	0.00	0.00	7,417,872.28	36,914,078.58
{14}	Noteholders’ Accelerated Principal Amount	{14}	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
{15}	Optional Note Redemption Principal Amount	{15}	0	0	0	0	0	0	0	0
{16}	End of Period Note Balance	{16}	$14,253,907	$282,000,000	$190,000,000	$150,000,000	$150,000,000	$119,000,000	$54,924,101	$960,178,008
{17}	Note Pool Factors ({16} / {11})	{17}	0.0609	1.0000	1.0000	1.0000	1.0000	1.0000	0.6486	0.7937

III.	RECONCILIATION OF PRE-FUNDING ACCOUNT:
{18}	Beginning of Period Pre-Funding Account Balance	{18}		0.00
{19}	Purchase of Subsequent Receivables	{19}	0.00
{20}	Investment Earnings	{20}	157.56
{21}	Investment Earnings Transfer to Collections Account	{21}	(157.56)
{22}	Payment to Reserve Fund for Subsequent Funding Deposit	{22}	0.00
{23}	Payment of Mandatory Prepayment Amount	{23}	0.00
{24}	Mandatory Reduction of the Prefunding Account After Final Addition	{24}	0.00
{25}	End of Period Pre-Funding Account Balance	{25}		0.00

IV.	RECONCILIATION OF COLLECTION ACCOUNT:
Available Funds:
{26}	Scheduled and Prepayment Principal Cash Received						{26}	28,446,538.48
{27}	Liquidation Proceeds Collected During Period						{27}	1,133,426.24
{28}	Receivables Repurchase Amounts						{28}	0.00
{29}	Interest and Fee Collected on Receivables						{29}	11,333,335.20
{30}	Recoveries on Previously Defaulted Receivables						{30}	117,441.58
{31}	Return of Excess Deposit - Prefunding Account						{31}	0.00
{32}	Advances from the Reserve Fund						{32}	0.00
{33}	Release from Reserve Fund Account						{33}	0.00

	Investment Earnings on Trust Accounts
{34}	Collection Account						{34}	22,201.46
{35}	Transfer from Reserve Fund						{35}	16,785.06
{36}	Transfer from Pre-Funding Account						{36}	157.56
{37}	Net Swap Receipts						{37}	0.00
{38}	Optional Note Redemption Prepayment Amount						{38}	0.00
{39}	Total Available Funds						{39}		41,069,885.58

Distributions:
{40}	Trustee Fees						{40}	0.00
{41}	Servicing Fees						{41}	2,500,379.90
{42}	Net Swap Payments						{42}	173,577.57
	Class A Noteholders’ Note Interest
	Class	Beginning Note Balance	Interest Rate	Days	Day Count Basis	Calculated Interest
{43}	Class A-1	$43,750,114	1.25%	31	Actual/360	$47,115.87	{43}	47,115.87
{44}	Class A-2	$282,000,000	1.40%	30	30/360	$329,000.00	{44}	329,000.00
{45}	Class A-3-A	$190,000,000	1.83%	30	30/360	$289,750.00	{45}	289,750.00
{46}	Class A-3-B	$150,000,000	LIBOR + 0.16%	31	Actual/360	$170,822.92	{46}	170,822.92
{47}	Class A-4 -A	$150,000,000	2.47%	30	30/360	$308,750.00	{47}	308,750.00
{48}	Class A-4-B	$119,000,000	LIBOR + 0.28%	31	Actual/360	$147,816.18	{48}	147,816.18
{49}	Note Insurer Premium and Certain Reimbursement						{49}	188,594.56
{50}	Class A Noteholders’ Principal Payment Amount						{50}	29,496,206.30
{51}	Accrued and Unpaid Premium and Reimbursement Obligations, due Note Insurer						{51}	0.00
{52}	Deposit/(Release) to/from Reserve Account, to Required Level						{52}	0.00
{53}	Class A Noteholder’s Accelerated Principal Amount						{53}	0.00
{54}	Class B Noteholder’s Principal Payment Amount						{54}	7,417,872.28
{55}	Swap Termination Payments						{55}	0.00
{56}	Other Amounts Due to the Trustees						{56}	0.00
{57}	Servicer Re-liening Expenses						{57}	0.00
{58}	Indenture Trustee Title Expenses						{58}	0.00
{59}	Distribution to the Equity Certificate Holder						{59}	0.00
{60}	Total Distribution						{60}		41,069,885.58

V.	RECONCILIATION OF RESERVE ACCOUNT:
{61}	Beginning of Period Reserve Account balance	{61}		24,194,855.00
{62}	Deposits to Reserve Account - Subsequent Fundings	{62}		0.00
{63}	Subtotal	{63}		24,194,855.00
	{64} Reserve Account Requirement	{64}	24,194,855.00
	{65} Reserve Acount Shortfall / (Excess)	{65}	0.00
{66}	Deposit to Reserve Fund, to Required Level	{66}		0.00
{67}	Release from Reserve Account	{67}		0.00
{68}	End of Period Reserve Account Balance	{68}		24,194,855.00

{69}	EOP Shortfall	{69}		0.00

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Report as dated below.

OFFICERS’ CERTIFICATE

The undersigned hereby certifies that (i) he or she is an Authorized Officer of Capital One Auto Finance, Inc. (the “Servicer”), and (ii) Exhibit A hereto complies with the requirements of, and is being delivered pursuant to, the Servicing Agreement dated as of June 3, 2003 by and among Capital One Auto Finance, Inc., as Servicer, Capital One Auto Finance Trust 2003-A, as Issuer, and JPMorgan Chase Bank, as Indenture Trustee.

CAPITAL ONE AUTO FINANCE, INC.
Capital One Auto Finance, Inc., as Servicer

By:	/s/ Steve Cunningham
Name:	Steve Cunningham
Title:	Assistant Vice President
Date:	1/12/2004

Exhibit A

Capital One Auto Finance Trust

Automobile Receivable - Backed Notes, Series 2003-A

Servicer’s Certificate

Class A-1 1.25% Asset-Backed Notes
Class A-2 1.40% Asset-Backed Notes
Class A-3-A 1.83% Asset-Backed Notes
Class A-3-B LIBOR + 0.16% Asset Backed Notes
Class A-4 -A 2.47% Asset-Backed Notes
Class A-4-B LIBOR + 0.28% Asset Backed Notes
Class B 0 % Asset-Backed Notes

Monthly Period Ending 12/31/2003

Distribution Date 01/15/2004

I.	MONTHLY PERIOD NOTE BALANCE CALCULATION:

		Class A-1	Class A-2	Class A-3	Class A-4	Class B	Total
{1}	Original Note Balance	$234,000,000	$282,000,000	$340,000,000	$269,500,000	$84,677,419	$1,209,677,419
{2}	Beginning of Period Note Balance	$43,750,114	$282,000,000	$340,000,000	$269,500,000	$62,341,973	$997,092,087
{3}	End of Period Note Balance	$14,253,907	$282,000,000	$340,000,000	$269,500,000	$54,924,101	$960,178,008
{4}	Note Pool Factors ({3} / {1})	0.0609	1.0000	1.0000	1.0000	0.6486	0.7937

II.	MONTHLY PERIOD AND CUMULATIVE NUMBER OF RECEIVABLES CALCULATION:

			Cumulative	Period
{5}	Beginning Number of Receivables	{5}	56,734	62,475
{6}	Number of Subsequent Receivables Purchased	{6}	11,239	0
{7}	Number of Receivables Defaulted During Period	{7}	838	271
{8}	Number of Receivables Becoming Purchased Receivables During Period	{8}	50	0
{9}	Number of Receivables Paid Off During Period	{9}	5,776	895
{10}	Ending Number of Receivables	{10}	61,309	61,309

III.	STATISTICAL DATA: (CURRENT AND HISTORICAL)

			Original	Prev. Month	Current
{11}	Weighted Average APR of the Receivables	{11}	13.33%	13.27%	13.28%
{12}	Weighted Average Remaining Term of the Receivables	{12}	59.32	56.90	55.05
{13}	Weighted Average Original Term of Receivables	{13}	63.16	63.16	63.16
{14}	Average Receivable Balance	{14}	17,058	16,614.61	16,391

IV.	DELINQUENCY:

Receivables with Scheduled Payment Delinquent			Units	Dollars	Percentage
{15}	31-60 days	{15}	2,291	38,534,858	3.71%
{16}	61-90 days	{16}	716	12,220,168	1.18%
{17}	91-120 days	{17}	213	3,754,730	0.36%
{18}	Receivables with Scheduled Payment Delinquent More Than 60 Days at the End of Period	{18}	929	15,974,897	1.54%

1

V.	PERFORMANCE TESTS:

Delinquency Ratio:
{19}	Receivables with Scheduled Payment Delinquent More Than 60 Days at the End of Period (line {18})	{19}	15,974,897
{20}	Beginning of Period Principal Balance	{20}	1,038,611,238
{21}	Delinquency Ratio ({16} + {17} / {20})	{21}		1.54%
{22}	Previous Monthly Period Delinquency Ratio	{22}		1.21%
{23}	Second Previous Monthly Period Delinquency Ratio	{23}		0.93%
{24}	Average Delinquency Ratio ({21} + {22} +{23}) / 3)	{24}		1.23%

Compliance with Accelerated Reserve Fund Trigger? (Average Delinquency Ratio is less than or equal to 5.5% months 1-4, 7.0% months 5-7, 6.5% months 8-16, 8.0% months 17-19, 7.5% months 20-28, 9.0% months 29-31, 8.5% months 32-37, 9.5% months 38 and beyond)?

Yes

Is the Deal in Accelerated Reserve Fund Event?	No

Compliance with Insurance Agreement Event of Default? (Average Delinquency Ratio is less than or equal to 4.5% months 1-4, 6.0% months 5-7, 5.5% months 8-16, 7.0% months 17-19, 6.5% months 20-28, 8.0% months 29-31, 7.5% months 32-37, 8.5% months 38 and beyond?)

Yes

Cumulative Net Charge-off Rate:

{25}	Net Losses since Initial Cut-off Date (Beginning of Period)	{25}		6,139,432.84
{26}	Receivables Becoming Defaulted Receivables during period	{26}	4,277,010.83
{27}	Cram Down Losses and other non-cash Adjustments occurring during period	{27}	50,013.24
{28}	Liquidation Proceeds collected during period	{28}	1,133,426.24
{29}	Recoveries on Defaulted Recoverables during period	{29}	117,441.58
{30}	Net Losses during period {26} + {27} - {28} - {29}	{30}	3,076,156.25
{31}	Net Losses since Initial Cut-off Date (End of Period)	{31}		9,215,589.09
{32}	Cumulative Net Loss Ratio ({31})/(Original Aggregate Principal Balance)	{32}		0.76%

Compliance with Accelerated Reserve Fund Trigger? Cumulative Net Loss Ratio is less than or equal to 4.63%	Yes

Compliance with Insurance Agreement Event of Default? Cumulative Net Loss Ratio is less than or equal to: 5.25%	Yes

Extension Rate

{33}	Number of Receivables extended during current period	{33}	367
{34}	Beginning of Period Loans Outstanding	{34}	62,475
{35}	Extension Rate {33}/{34}	{35}		0.59%
{36}	Previous Monthly Extension Rate	{36}		0.48%
{37}	Second previous Monthly Extension Rate	{37}		0.38%
{38}	Average Extension Rate ({35}+{36}+{37})/3	{38}		0.48%

Compliance with Extension Test? (Pass is an Average Extension Rate less than 4%)	Yes

2

Capital One Auto Finance Trust 2003-A

Aggregate Data for year ended December 31, 2003

Defaults	13,682,678.26
Total Collections	279,093,903.98
Scheduled and Prepayment Principal Received	188,938,380.88
Collection of Interest and Fees	83,164,886.48
Annual Servicing Fee Paid	16,524,933.42
Class A Investor Charge-Offs	0.00